UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017 (May 1, 2017)
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements for Existing Officers

Brian R. Balbirnie First Amendment to Executive Employment Agreement

On May 4, 2017, Issuer Direct Corporation (the “Company”) entered into a First Amendment to Executive Employment Agreement (the “Balbirnie Amendment”) with Brian R. Balbirnie, the Company’s Chief Executive Officer and member of the Board of Directors, to amend certain cash compensation provisions of the Executive Employment Agreement the Company and Mr. Balbirnie entered into on April 30, 2014 (the “Original Balbirnie Agreement”).

Specifically, effective as of May 1, 2017, the Balbirnie Amendment (i) increased Mr. Balbirnie’s annual base salary from $185,000 to $200,000 and (ii) decreased Mr. Balbirnie’s eligibility to receive an annual cash bonus from 45% to 40% of his annual base salary upon the achievement of reasonable target objectives and performance goals.

Except for these specific amendments, the Original Balbirnie Agreement remains in full force and effect and is not altered in any way. The terms of the Original Balbirnie Agreement and the Original Balbirnie Agreement itself are disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2014.

The disinterested members of the Board of Directors believe these amendments more accurately reflect the current market for annual base salaries for Chief Executive Officers of similar sized companies while also maintaining the potential for Mr. Balbirnie’s overall cash compensation consistent with historical numbers.

The foregoing summary of certain terms of the Balbirnie Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Balbirnie Amendment, a copy of which are attached hereto as Exhibit 10.1 and is hereby incorporated into this Current Report on Form 8-K by reference.

Steven Knerr First Amendment to Executive Employment Agreement

On May 4, 2017, Issuer Direct Corporation (the “Company”) entered into a First Amendment to Executive Employment Agreement (the “Knerr Amendment”) with Steven Knerr, the Company’s Chief Financial Officer, to amend certain cash compensation provisions of the Executive Employment Agreement the Company and Mr. Knerr entered into on November 19, 2015 (the “Original Knerr Agreement”).

Specifically, effective as of May 1, 2017, the Knerr Amendment (i) increased Mr. Knerr’s annual base salary from $151,000 to $165,000 and (ii) decreased Mr. Knerr’s eligibility to receive an annual cash bonus from 35% to 30% of his annual base salary upon the achievement of reasonable target objectives and performance goals.

Except for these specific amendments, the Original Knerr Agreement remains in full force and effect and is not altered in any way. The terms of the Original Knerr Agreement and the Original Knerr Agreement itself are disclosed in a Current Report on Form 8-K filed with the Commission on November 19, 2015.

The Board of Directors believe these amendments more accurately reflect the current market for annual base salaries for Chief Financial Officers of similar sized companies while also maintaining the potential for Mr. Knerr’s overall cash compensation consistent with historical numbers.

The foregoing summary of certain terms of the Knerr Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Knerr Amendment, a copy of which are attached hereto as Exhibit 10.2 and is hereby incorporated into this Current Report on Form 8-K by reference.

Implementation of 2017 Bonus Plan

On May 1, 2017, the disinterested members of Board of Directors approved a 2017 bonus plan (“2017 Bonus Plan”) for Messrs. Balbirnie and Knerr. The material terms of the 2017 Bonus Plan are as follows:

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2017 Bonus Plan target cash bonus for Mr. Balbirnie will be 40% of his annual base salary of $200,000;

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2017 Bonus Plan target cash bonus for Mr. Knerr will be 30% of his annual base salary of $165,000;

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Bonus plan amounts paid to Messrs. Balbirnie and Knerr will be based (i) 50% upon the achievement of target financial numbers during the fiscal year 2017 and (ii) 50% based upon the achievement of certain management objectives determined by the Board of Directors;

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Bonus targets for solely the target financial numbers will be scaled as follows: (i) below 90% of target results in no bonus paid; (ii) 90% of target results in 50% of bonuses paid; (iii) 100% of target results in 100% of bonuses paid; (iv) 120% and greater of target results in 120% of bonuses paid. Bonuses are capped at 120% of target performance. For purposes of clarity, within each applicable range, bonuses will be scaled based on the actual results versus the target, e.g. if 95% of Target is achieved, the applicable bonus percentage will be 50% plus one-half of the applicable range such that 75% of the bonus will be paid and

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Both Messrs. Balbirnie and Knerr are each eligible to receive such additional bonus or incentive compensation as the Board of Directors may establish or determine from time to time in the Board of Directors’ sole discretion.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1
First Amendment to Executive Employment Agreement dated May 4, 2017 between Issuer Direct Corporation and Brian R. Balbirnie.

10.2
First Amendment to Executive Employment Agreement dated May 4, 2017 between Issuer Direct Corporation and Steven Knerr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chief Executive Officer

Date: May 5, 2017